UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/21/2008

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19807
(Address of principal executive offices, including zip code)

610-975-9533
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2008, the Company announced that it is realigning the responsibilities of its senior management team. Dr. Kenneth M. Borow, currently President and Chief Executive Officer of the Company, will no longer serve as Chief Executive Officer of the Company. Dr. Borow will continue to serve as President of the Company and will assume the new position of Chief Medical and Stategic Development Officer.   Dr. Kai Lindevall, who currently serves as President of European and Asian Operations, will assume the duties of Chief Executive Officer.

Additional information regarding Dr. Borow's and Dr. Lindevall's business experience is set forth in Item 10 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on April 26, 2007 (the "10K/A") and incorporated herein by reference.

Pursuant to the terms of an Amended and Restated Combination Agreement dated July 6, 2006 (the "Combination Agreement") between the Company and the then stockholders of Remedium Oy, a corporation organized under the laws of Finland ("Remedium"), on November 1, 2006 the Company purchased all of the issued and outstanding shares of Remedium. Pursuant to the terms of the Combination Agreement Dr. Lindevall, former Chief Executive Officer, President and stockholder of Remedium, received certain payments of cash and Encorium shares from the Company in connection with the Company's acquisition of Remedium, as set forth in Item 13 of the 10K/A and incorporated herein by reference.

A copy of the Company's press release announcing the realignment of its senior management team is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 21, 2008, the Board of Directors of the Company adopted an amendment to Section 5.1(a) of the Company's Bylaws dated June 12, 2002 (the "Bylaws") to specifically provide for the position of Chief Executive Officer, in addition to the positions of President, Secretary and Treasurer. Sections 2.1(a), 2.2, 2.8, 3.7, 5.8, 5.9, 5.10 and 5.11 were also amended to reflect the position of Chief Executive Officer. Specifically:

-Section 2.1(a) was amended to provide that an annual meeting of stockholders shall be held on the date and time designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

-Section 2.2 was amended to provide that special meetings of the stockholders may be called by the Chief Executive Officer, the President, by resolution of the Board of Directors, or at the request in writing of stockholders of record owning 50% of outstanding capital stock entitled to vote.

-Section 2.8 was amended to provide that meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence, the Chief Executive Officer, or in his or her absence, the President (if other than the Chief Executive Officer), or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.

- Section 3.7 was amended to provide that special meetings of the Board of Directors shall be held whenever called by the Chairman, the Chief Executive Officer, the President or by two or more of the directors.

-Section 5.8 was amended to describe the positions of Chief Executive Officer and President.

-Sections 5.9, 5.10 and 5.11 were amended to provide that the Vice Presidents, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer shall perform such duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

This description is qualified in its entirety by reference to the text of the Amended and Restated Bylaws filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
3.1 Amended and Restated Bylaws of Encorium Group, Inc. dated February 21, 2008.
99.1 Press Release of Encorium Group, Inc. dated February 21, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: February 21, 2008	By:	/s/ Lawrence R. Hoffman
Lawrence R. Hoffman
Executive Vice President, General Counsel, Secretary and Chief Finacial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated Bylaws of Encorium Group, Inc. dated February 21, 2008
EX-99.1	Press Release of Encorium Group, Inc. dated February 21, 2008